May 12, 2026

Dmitry Kroshka

30 Fairview Ave
Westhampton Beach, NY 11978

Re: Side Letter to Confidential Executive Employment Agreement

Dear Dima:

This side letter (“Side Letter”) is entered into in connection with that certain Confidential Executive Employment Agreement, dated as of May 12, 2026, by and between Phunware, Inc., a Delaware corporation (“Company”) and Dmitry Kroshka (“Executive”) (“Employment Agreement”). Capitalized terms used but not defined in this Side Letter have the meanings given to them in the Employment Agreement.

For purposes of clarifying Executive’s duties and responsibilities as noted in Section 1.1 of the Employment Agreement, the parties agree that below are expanded descriptions:

(a)
Leadership Steer and Operationalization of Project Apollo (2.0), including a core MVP launch by Q4 of 2026 and GTM leadership, including owning product, market and investor narrative and market positioning messaging;

(b)
Executive Recruitment, which shall include securing the key leadership personnel, including but not limited to (i) Michael Cerda as Head of Transformation (or such other title to be determined by the Company); and (ii) Aaron Burcell as Chief Marketing Officer or Head of Marketing (or such other title to be determined by the Company);

(c)
Completion of 1.5 Initiatives, including but not limited to (i) location-based intelligence and Phunware ID implementation to build out guest preferences, location data, prediction/inference capabilities; and (ii) internal and customer-facing reporting and data layer build;

(d)
Revenue Management, including delivery of a revised and Board-approved AOP within three (3) months of signing this Agreement;

(e)
Organic Expansion of the Company, which shall include identification of new markets, customer segments and products to accelerate 2.0 growth beyond hospitality, including securing strategic partnerships;

(f)
Acquisitive Growth, which shall include accelerating growth of the Company through inorganic opportunities that map to a Board-approved Company strategy;

(g)
Management of Advertising Businesses, including delivery of a final recommendation to the Board on repurposing existing advertising talent towards either (i) hospitality marketing services; or (ii) a restructuring and wind down of the Company’s advertising business; and

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(h)
Healthcare Vertical implementation, including delivery of a recommendation for 2026/2027 healthcare business plan and completion of (i) EPIC healthcare SDK integration; or (ii) AI Patient Concierge.

For purposes of Section 2.3(a) of the Employment Agreement, the parties agree that the intended individuals are: (i) Michael Cerda, for the role of Head of Transformation or such other title to be determined by the Company; and (ii) Aaron Burcell, for the role of Head of Marketing or such other title to be determined by the Company.

The parties further acknowledge that this Side Letter is intended solely to identify the individuals holding such roles for purposes of Section 2.3(a) and shall not be deemed to amend, supplement, or otherwise modify the Employment Agreement.

For purposes of Section 11 of the Employment Agreement, the parties agree that the fee shifting provision for a prevailing party will be subject to a $100,000 cap except for lawsuits implicating a termination for Cause pursuant to Section 3.2(v) and (vi) of the Employment Agreement.

The parties further agree that that all Delaware laws, amended Bylaws and (future) indemnification letter will supersede and/or or take precedent over the terms of the Employment Agreement, as and where applicable.

The parties agree that this Side Letter is not intended for public disclosure and shall be treated as confidential, subject to any disclosure required by applicable law.

This Side Letter may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

Please confirm your agreement by signing below.

Sincerely,

Phunware, Inc.

By: _____/s/ Elliot Han_______________
Name: __Elliot Han__________________
Title: ___Board Chairman_____________
Date: ___5/12/2026__________________

Acknowledged and agreed:

Dmitry Kroshka

Signature: ___/s/ Dmitry Kroshka______
Date: ______5/12/2026______________

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